UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2014

GREEN REMANUFACTURING SOLUTIONS, INC.

(formerly known as MarketingMobileText, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-178652	45-3539010
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

445 County Road 101, Suite E, Yaphank, New York 11980

(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 775-8920

Copies to:

Peter Campitiello, Esq.

Kane Kessler, P.C.

1350 Avenue of the Americas

New York, New York 10019

Tel: 212-541-6222

Fax: 212-245-3009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

BACKGROUND

On March 7, 2014, MarketingMobileText, Inc. (the “Registrant” or the “Company”) authorized an amendment to its Articles of Incorporation (the “Amendment”) to (i) change its name to Green Remanufacturing Solutions, Inc., (ii) to increase the number of its authorized shares of capital stock from 300,000,000 to 310,000,000 shares of which 300,000,000 shares were designated common stock, par value $0.001 per share (the “Common Stock”) and 10,000,000 shares were designated “blank check” preferred stock, par value $0.001 per share (the “Preferred Stock”) and (iii) to effect a forward split such that 10 shares of Common Stock were issued for every 1 share of Common Stock issued and outstanding immediately prior to the Amendment (the “Split”). Also on March 7, 2014, the Registrant entered into and consummated the Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Slimko Holdings LLC, the principal stockholder of the Registrant (the “Majority Shareholder”), Green Remanufacturing Solutions LLC (“GRS”) and the members of GRS (the “Exchange”), whereby the Registrant acquired all of the issued and outstanding membership interests of GRS in exchange (the “Exchange”) for approximately 2,300,000 pre-Split shares of the Company’s Common Stock. Pursuant to the terms of the Exchange Agreement, the Company’s Majority Shareholder agreed to retire 9,944,000 of the 10,000,000 shares of Common Stock of the Company held immediately prior to the Exchange. Simultaneously with the Exchange, the Registrant accepted subscriptions in a private placement offering (the “Offering”) of its Common Stock at a post-Split purchase price of $0.75 per share, offered pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The Company sold an aggregate of 352,568 shares of Common Stock for the aggregate offering price of $2,644,250.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 7, 2014, the Registrant entered into and consummated the Exchange. For a description of the Exchange, and the material agreements entered into therewith, please see Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

SHARE EXCHANGE TRANSACTION WITH GREEN REMANUFACTURING SOLUTIONS LLC.

On March 7, 2014, MarketingMobileText, Inc., a Nevada corporation (the “Registrant” or the “Company”), entered into and consummated the Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Slimko Holdings LLC, the principal stockholder of the Registrant (the “Majority Shareholder”), Green Remanufacturing Solutions LLC, a Delaware limited liability company (“GRS”), and the members of GRS (the “Exchange”). Upon consummation of the transactions set forth in the Exchange Agreement (the “Closing”), the Registrant adopted the business plan of GRS.

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Pursuant to the Agreement, the Registrant agreed to acquire all of the outstanding membership interests of GRS in exchange for the issuance of an aggregate 2,300,000 pre-split shares (the “Exchange Shares”) of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”). Pursuant to the terms of the Exchange Agreement, the Company’s Majority Shareholder agreed to retire 9,944,000 shares of the Registrant’s Common Stock. As a result of the Exchange, GRS became a wholly-owned subsidiary of the Registrant. Following the consummation of the Exchange and giving effect to the securities sold in the Offering, the members of GRS will beneficially own approximately Eight-Two (82%) of the issued and outstanding Common Stock of the Registrant. The parties have taken the actions necessary to provide that the Exchange is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended. The Exchange Agreement contains customary representations, warranties and covenants of the Registrant and GRS for like transactions. The foregoing descriptions of the above referenced agreements do not purport to be complete. For an understanding of their terms and provisions, reference should be made to the Agreement attached as Exhibits 10.1 to this Current Report on Form 8-K.

The Offering

Simultaneously upon the Closing, the Company closed an offering (the “Offering”) of its Common Stock for at a post-Split price of $0.75 per share for a minimum of 3,333,333 shares (the “Minimum Offering”) and a maximum offering of 6,666,666 shares (the “Maximum Offering”). The Company accepted subscriptions for an aggregate of 352,568 shares of Common Stock for aggregate offering price of $2,644,250. The shares of Common Stock were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated there under. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the Investor had access to information concerning the Registrant’s operations and financial condition, the Investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investor are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investor; the Registrant obtained representations from the Investor regarding their investment intent, experience and sophistication; and the Investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

Additionally on March 7, 2014, holders of a majority of the Company’s outstanding Common Stock voted to amend the Company’s Articles of Incorporation ( the “Amendment”) to: (i) change its name to “Green Remanufacturing Solutions, Inc.”, (ii) increase the number of its authorized shares of capital stock from 300,000,000 shares to 310,000,000 consisting of (a) 300,000,000 shares were designated as Common Stock and (b) 10,000,000 shares were designated as blank check preferred stock and (iii) effect a forward split such that 10 shares of Common Stock were issued for every 1 share of Common Stock issued and outstanding immediately prior to the Amendment.

Prior to the Exchange, the Green Remanufacturing Solutions, Inc. 2014 Employee Incentive Stock Option Plan (the “Plan”) was adopted by the Board and the Company’s Stockholders. Under the Plan, 2,146,660 shares of the Company’s Common Stock on a post-Split basis are reserved for issuance as incentive awards granted to executive officers, key employees, consultants and directors after the closing of the transactions described herein.

At the effective time of the Exchange, our board of directors and officers was reconstituted by the resignation of Anselm Bartholomew as Chief Financial Officer and Chief Executive Officer, President/Secretary/Treasurer and Director of the Registrant and the appointment of Eugene Fernandez as Vice President of Business Development and Director, Michael Cox as Chief Operating Officer, Vice President of Development and Operations and Director, Rick Hamilton as President, Anthony Williams as Director, Stelios Michaelides as Chief Financial Officer, Slawomir Mochalski as Vice President of Operations, Robert Madden as Vice President of Sales and Richard Kiec as Vice President of Engineering.

Pro Forma Ownership

Following the issuance of the Exchange Shares, the Shares sold in the Offering, and the retirement of 9,944,000 shares of the Registrant’s Common Stock by the Company’s Majority Shareholder, the former stockholders of GRS and/or their designees now beneficially own approximately eighty-two percent (82%) of the total outstanding shares of Common Stock. For financial accounting purposes, the acquisition was a reverse acquisition of the Company by GRS, under the purchase method of accounting, and was deemed a recapitalization with GRS as the acquirer. Upon consummation of the Exchange, the Company adopted the business plan of GRS.

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POST-EXCHANGE BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

The following table provides information, immediately after the Exchange, the retirement of 9,944,000 shares of the Registrant’s Common Stock by the Company’s Principal Shareholder, and completion of the Offering, regarding beneficial ownership of our Common Stock by: (i) each person known to us who beneficially owns more than five percent of our common stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

Shareholder (1)	Beneficial Ownership	Percent of Class (2)
Eugene Fernandez (3)	1,056,889	37.9%
Michael Cox (4)	319,500	11.5%
Rick Hamilton	27,500	*
Anthony Williams (5)	215,213	7.7%
Stelios Michaelides	0	*
Slawomir Mochalski	88,320	3.2%
Robert Madden	88,320	3.2%
Richard Kiec	88,320	3.2%
SDG Group Holdings LLC (6)	481,182	17.2%
Thunnus Thynnus Consulting LLC (7)	325,494	11.7%
EFT Trust (8)	235,000	8.4%
Stonehenge Holdings LLC (9)	215,213	7.7%
Canyon Bound LLC (10)	84,500	3.0%
Officers and Directors as a Group (8 persons)	1,884,062	67.5%

*   Less than one (1) percent.

(1) The address for all officers, directors and beneficial owners is 445 County Road 101, Suite E, Yaphank, New York 11980.

(2) Based upon 2,791,568 shares of common stock outstanding as of March 7, 2014.

(3) Includes 481,182 shares held by SDG Group Holdings, LLC and 325,494 shares held by Thunnus Thynnus Consulting LLC, over which Mr. Fernandez holds voting and dispositive control.

(4) Includes 235,000 shares held by EFT Trust and 84,500 shares held by Canyon Bound LLC over which Mr. Cox holds voting and dispositive power.

(5) Includes 215,215 shares held by Stonehenge Holdings LLC over which Mr. Williams holds voting and dispositive power.

(6) Eugene Fernandez holds voting and dispositive power over SDG Group Holdings, LLC.

(7) Eugene Fernandez holds voting and dispositive power over Thunnus Thynnus Consulting LLC.

(8) Michael Cox, as trustee, holds voting and dispositive power over EFT Trust.

(9) Anthony Williams holds voting and dispositive power over Stonehenge Holdings LLC.

(10) Michael Cox holds voting and dispositive power over Canyon Bound LLC.

MANAGEMENT

Prior to the Effective Date, Anselm Bartholomew was the sole member of the Registrant's Board of Directors. Immediately following the Exchange, in accordance with the Registrant's bylaws and the Chapter 78 of the Nevada Revised Statutes, the Board of Directors appointed Eugene Fernandez as Chief Executive Officer and Director, Michael Cox as Chief Operating Officer, Vice President of Development and Operations and Director, Rick Hamilton as President, Anthony Williams as Director, Stelios Michaelides as Chief Financial Officer, Slawomir Mochalski as Vice President of Operations, Robert Madden as Vice President of Sales and Richard Kiec as Vice President of Engineering.. Upon closing of the Exchange, the directors and officers of the Registrant, is as follows:

Name	Age	Position

Eugene Fernandez	52	Vice President of Business Development, Director

Michael Cox	30	Chief Operating Officer, Vice President and Director

Rick Hamilton	58	President, Director

Anthony Williams	68	Director

Stelios Michaelides	54	Chief Financial Officer

Slawomir Mochalski	44	Vice President of Operations

Robert Madden	47	Vice President of Sales

Richard Kiec	41	Vice President of Engineering

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Eugene Fernandez, 52, Vice President of Business Development and Officer. Mr. Fernandez, 52, has served as Vice President since June 2012. Mr. Fernandez comes from a long business career that had him operating in both the private and public sectors. During Mr. Fernandez’s career, he has led a number of startups, raised multiple rounds of private and venture capital and has successfully launched new products that were sold to consumer and enterprise customers. Simultaneously, Mr. Fernandez has served as the President of BlueGreen Farms USA, Inc., a real estate development company and construction company, and has spearheaded the development of an industrial-scale green agricultural company. Mr. Fernandez holds a B.S. in Business Management from Dominican College.

Michael Cox, 30, Chief Operating Officer, Vice President of Operations and Director. Mr. Cox joined GRS in January 2013 and is responsible for business development, corporate strategy and strategic partnerships. Mr. Cox is an attorney admitted to practice law in New York. Prior to joining GRS in 2013, Mr. Cox represented public and private entities in corporate and regulatory matters. Michael holds a B.S. in Economics from The Pennsylvania State University and a J.D. from Hofstra University School of Law.

Anthony Williams, 68, Director. Anthony Williams is Co-Executive Partner of McKenna, Long & Aldridge’s New York office. He focuses on commercial transactions, including mergers and acquisitions, private equity investments and financings for U.S. and non-U.S. clients. He also counsels domestic and multi-national corporations on all securities law topics and corporate finance matters. In addition to his extensive transactional practice, he acts as general counsel to family offices and private foundations and advises on all of their legal and business needs. After working in its Hong Kong office and founding its San Francisco office, Mr. Williams served as Chairman of Coudert Brothers LLP from 1993 to 2001. He has deep international experience in financial management, investments, accounting and business development. He is a veteran of the United States Army. Mr. Williams holds an A.B., cum laude, from Harvard University and a J.D., from the New York University School of Law where he served as the Managing Editor of the New York University Journal of International Law.

Rick Hamilton, 58, President. Mr. Hamilton has over thirty years’ experience as an innovative executive in the high-volume consumer products and merchandising arena. Mr. Hamilton was the founder of National Vendor Service, a sales, merchandising and product training company that serviced the big box retail sector. Mr. Hamilton was the President of Consumer Product Services, LLC from 2008 to 2011. Mr. Hamilton is also the Founder and Chief Executive Officer of Turning Point Recovery Resources, a recovery center for men and women who are recovering from addictions. Mr. Hamilton has been with GRS since 2013. Mr. Hamilton holds a bachelor of electrical engineering technology from the Southern Technical Institute.

Stelios Michaelides, 54, Chief Financial Officer. Mr. Michaelides, has more than thirty years international experience in the fields of finance and accounting, and has advanced skills in the entrepreneurial ventures, particularly in the fields of manufacturing, freight, logistics and information technology. Mr. Michaelides’ previous employers in Europe, Australia and North America include Kraft Foods Limited (Australia), A.I.P.C. (Australia) and Mayne Nickless (Australia/UK). Prior to joining GRS, Mr. Michaelides was the Vice President of Finance for RAJ Gaming Corp., a casino gaming company, between April 2007 and September 2012, performing overall financial management and reporting functions. Mr. Michaelides completed all of his education in Melbourne, Australia where he attained a degree as Bachelor of Business (Accounting).

Slawek Mochalski, 44, Vice President of Operations. Mr. Mochalski has served as Vice President of Operations of GRS since June 2012. Prior thereto and from July 2003 to May 2011, Mr. Mochalsi was the Director of Remanufacturing Operations. Mr. Mochalski has developed his proprietary remanufacturing processes and has employed them for some of the largest consumer product manufacturers in the world including, Whirlpool, Haier, Frigidaire, General Electric, Royal Appliance Manufacturing Company, Bissell, Inc., Fantom Technologies, The Hoover Company, Karcher USA, and Aero Inflatable Products. Mr. Mochalski was the Vice President of Production at Consumer Product Services LLC from 2004 to 2011, where he was Director of Operations, operating and managing return centers exceeding 200,000 square feet with a staff approaching 400. Mr. Mochalski is a graduate of Polytechnic Institute in Bydgoszcz, Poland with the equivalent of a bachelor’s in Production Technology.

Robert Madden, 47, Vice President of Sales. Mr. Madden has served as Vice President of Sales of GRS since June 2012. Mr. Madden is responsible for leading the overall growth and direction of GRS’ channel developments, strategic partnerships and customer acquisitions. Mr. Madden’s primary responsibilities include fostering new and existing lines of business and initiating and maintaining GRS’ strategic partnership relationships. Prior to joining GRS, Mr. Madden was a Vice President of Operations at Consumer Product Services, LLC from May 2010 to 2011. From 1999 to 2010, he also served as the distribution sales manager for YRC Freight, a company engaged in the business of logistics, where he was responsible for building brand recognition and expanding sales. Prior to that, Mr. Madden served as a national sales manager for Wilson Sporting Goods, where he was responsible for successfully launching new product lines. Mr. Madden holds a bachelor of science in accounting from the University of Tampa.

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Richard Kiec, 41, Vice President of Engineering. Mr. Kiec has served as Vice President of Engineering of GRS since its inception in June 2012. Mr. Kiec has 12 years of experience in process and quality improvement primarily in the consumer product remanufacturing industry. His primary responsibilities involve performing failure analysis, trending, and reporting to assist manufacturers reduce warranty expense and improve initial manufacturing quality levels. Prior to joining GRS, Mr. Kiec was employed as a Director of Engineering and Quality Assurance Department at Consumer Product Services LLC from 2004 to 2011. Mr. Kiec has been credited with identifying and solving major repetitive in-field failures for some of the leading power tool and appliance manufacturing companies resulting in improved product quality, brand protection and increased consumer confidence. Mr. Mochalski is a graduate of Technical University of Rzenow in Poland with the equivalent of a bachelor’s in Production Engineering and Management.

Summary Compensation of Executive Officers

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as the Company’s principal executive officer during the last three completed fiscal years ending September 30, 2013, 2012 and 2011; (ii) each other individual that served as an executive officer of the Company at the conclusion of the fiscal year ended September 30, 2013 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year.

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Summary Compensation of Executive Officers

Name and Principal Position	Year	Salary (1)	Bonus	Equity Awards	Option Awards	All Other Compensation	Total
Kelly Storms	2013	—	—	—	—	—	—
President, Secretary, Treasurer	2012	—	—	—	—	—	—
Chief Executive Officer and Chief Financial Officer	2011	—	—	—	—	—	—

Anselm Bartholomew,	2013	—	—	—	—	—	—
Chief Executive and Financial Officer, President, Secretary, Treasurer, Director

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option and non-vested stock award held by each of the Company’s named executive officers as of March 7, 2014.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
Kelly Storms	—	—	—	—
President, Secretary, Treasurer
Chief Executive Officer and Chief Financial Officer

Anselm Bartholomew	—	—	—	—
Chief Executive and Financial Officer, President, Secretary, Treasurer, Director

Compensation of Directors

The Company did not pay any fees to their respective directors for attendance at meetings of the board; however, the Company may adopt a policy of making such payments in the future.  The Company will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

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DESCRIPTION OF BUSINESS OF GREEN REMANUFACTURING SOLUTIONS LLC

COMPANY OVERVIEW

Green Remanufacturing Solutions LLC (“GRS”) was formed as a limited liability company on May 31, 2012 under the laws of the state of Delaware.

GRS is a full service returns management solution provider that specializes in reverse logistics, repair and recovery, engineering/quality assurance, warehousing and fulfillment, recycling, secondary market sales and e-commerce for retailers and manufacturers of major appliances, small appliances, floor care products, air-conditioning/filtration products, power tools and outdoor power equipment products. GRS’ combination of services offers retailers and manufacturers a turnkey solution to manage, ship and process their returned products.

With increasing demand for environmentally sensible product lifecycle management continuing to escalate, GRS’ services provide retailers and manufacturers with the opportunity to recover value from returned product that might otherwise be discarded or only partially recovered. By leveraging GRS’ integrated logistics network and operating expertise, retailers and manufacturers may recover significant value from their returns in an environmentally responsible way.

Returns Management Solutions

GRS manages the entire reverse logistics process for retailers and manufacturers by simplifying the returns process through its freight management and return center programs. GRS’ customized freight management and return center programs provide retailers and manufacturers with cost effective services from the moment a return authorization is issued to the time the returned product is shipped and received to GRS’ return center. Once processed at GRS’ return center, GRS provides the retailer or manufacturer with a receiving report that contains the customer name, customer location, return authorization number, model number, serial number and condition of product received. By unifying a retailer or manufacturer’s returns through GRS’ return center, costly handoffs, double handling, credit reconciliation errors and shrinkage are vastly reduced, thereby leading to an increase in value recovery.

GRS’ repair and recovery solutions are built on management’s reverse logistics experience and value recovery. GRS’ remanufacturing/refurbishing processes entail refurbishing or fully disassembling each product to component form. Each product and component is then inspected, repaired, and remanufactured/refurbished. All remanufactured/refurbished products are mechanically and cosmetically comparable to new condition. The remanufactured/refurbished components are reassembled by GRS’ trained technicians that follow a strict schedule of safety and performance testing to original equipment manufacturer specifications.

Integral to GRS’ Returns Management solutions is its Engineering / Quality Assurance component. GRS’ highly skilled team of product engineers inspect, evaluate and collect all data as it relates to product defects as part of its returns intake procedure. As part of the intake process, GRS inspects all products for serial defects, manufacturing defects, shipping damage, customer abuse, and buyer remorse. The data collected is then used to assist a retailer or manufacturer in determining the root causes of a defect or to establish trends about certain defects and assists the retailer, manufacturer or GRS to proactively manage and correct defects as well as to aid in the location of defective products at various levels within the supply chain. This value added service helps reduce the corrective action cycle time between the time of manufacture and ultimate distribution to retailers.

GRS’ Engineering / Quality Assurance offerings also include providing manufacturers with consultation on existing and new products in development. As part of this service, GRS’ engineers identify potential defects or failures thereby providing a manufacturer with time to source replacement parts, new inventory, staff services centers, and, if necessary, recall procedures.

TARGET MARKETS AND MARKETING STRATEGY

PRODUCTS

The following represents a sample list of consumer products industries that GRS is working with for potential returned product management or remanufacturing programs:

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-	Major Appliances: refrigerators, ovens, dishwashers, washers, dryers, freezers, wine coolers, beverage coolers and over the counter microwaves.
-	Small Appliances: counter top microwaves, compact refrigerators, portable washers, coffee makers, espresso/cappuccino makers, toaster ovens, blenders and food processors.
-	Floor Care Products:Vacuums, steam cleaners and robotic vacuums.
-	Air Conditioning/Filtration Products: window air conditioners, thru-wall air conditioners, portable air conditioners, dehumidifiers, air purification systems, space heaters and split HVAC units.
-	Outdoor Power Equipment: pressure washers, compressors, generators, chain saws and lawn mowers.
-	Power Tools: electric and battery operated drills, circular saws, chop saws, bench grinders and belt sanders.

MARKETING

GRS’ target market is the consumer products industry because it has traditionally been subject to either ‘destroy-in-field’ programs or ‘remit to landfill’ programs. while GRS’ primary focus is in the consumer products industry, GRS also has the capability to expand into non-consumer products offerings through GRS’ diverse array of reverse logistics, return center and reprocessing capabilities.

The escalation of policies and regulations governing product lifecycle management coupled with consumer demand for environmentally sensible product lifecycle management have proven to be an important stimulus for the returned product management and remanufacturing industry. As a result, the returned product management and remanufacturing industry is continually changing to meet the new policies and regulations governing product lifecycles.

GRS intends to become a preeminent full service returns management solution provider through implementation of the following objectives:

-	Excellence in asset recovery;
-	Implementation of superior quality control programs that enhance a retailer or manufacturers brand;
-	Development of a loyal and satisfied customer base;
-	Being a leader in environmentally friendly product lifecycle management; and
-	Establishment of a market presence and product mix that assures short and long term profitability and growth.
-	Product Offerings
-	By way of example, the following represents a sample list of consumer products industries that GRS is working with for potential returned product management or remanufacturing programs:
-	Major Appliances: refrigerators, ovens, dishwashers, washers, dryers, freezers, wine coolers, beverage coolers and over the counter microwaves.
-	Small Appliances: counter top microwaves, compact refrigerators, portable washers, coffee makers, espresso/cappuccino makers, toaster ovens, blenders and food processors.
-	Floor Care Products:Vacuums, steam cleaners and robotic vacuums.
-	Air Conditioning/Filtration Products: window air conditioners, thru-wall air conditioners, portable air conditioners, dehumidifiers, air purification systems, space heaters and split HVAC units.
-	Outdoor Power Equipment: pressure washers, compressors, generators, chain saws and lawn mowers.
-	Power Tools: electric and battery operated drills, circular saws, chop saws, bench grinders and belt sanders.

SALES STRATEGY

The selling process will initially depend upon personal selling, trade shows, networking, and advertising to inform potential customers about the services we offer and the benefits of outsourcing returns programs to GRS. The Company’s marketing will highlight the menu of services offered by GRS and support the financial and operational benefits for retailers and manufacturers to collaborate with the Company.

GRS intends to grow its business by expanding its service offerings to its existing clientele and marketing to specific new manufacturers. All criteria from customer satisfaction, services fulfillment and price competitiveness are examined and reviewed thoroughly in order to maintain its proficiencies.

As GRS continues to develop additional networks of customers, it plans to shift its focus from a regional to a nationally known returned product management solution provider for the returned consumer product industry.

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SECONDARY MARKET SALES / E-COMMERCE

GRS is equipped to assist manufacturers in selling their remanufactured/refurbished products to domestic and international markets through GRS’ established secondary market network. This service enables manufacturers to retain ownership of their product and control the secondary market where both traditional and online discount retailers are selling the products worldwide.

RAW MATERIALS AND SUPPLIES

GRS receives replacement parts from their manufacturer-customers, third party suppliers or units it scraps. If such replacement parts are not available, GRS procures same from third parties, for which GRS pays full freight or a discounted price depending on whether the third party has a relationship with the manufacturer. The Company believes it will be able to effectively manage and unexpected surge in demand.

COMPETITION

Competition in the returns management industry is concentrated around three distinct, but related niches. These niches are: (i) original equipment manufacturers (“OEMs”); (ii) refurbishers; and (iii) remanufacturers.

OEMs. OEMs represent the most common form of competition to GRS. Most OEMS either attempt to recover their returned product themselves or are forced into a ‘destroy-in-field’ situation due to the location of the returned product and their factories. In either event, many OEMs face difficulties in recovering their product as they are not strategically located to collect product.

Refurbishers. Refurbishers are companies that often purchase or receive returned products without providing return product and reverse logistic services. They typically only perform minor part replacements and minor non-mechanical repairs and often lack the expertise, engineering background and partnership with a retailer or manufacturer to operate a facility at which returned products are brought back to required specifications.

Remanufacturers. Remanufacturers are companies that receive returned products without providing return product management and reverse logistic services. These type remanufacturers often leave the logistics and the initial return center operations to the manufacturer, where more often than not, the manufacturer has received, sorted and quality inspected the returned product. The returned products are then reshipped to a remanufacturer for processing. It is at this point where an asset recovery gap is created, a gap that does not exist when a retailer of manufacturer adopts and implements GRS’ full service returns management solutions.

There can be no assurance that the Company will compete successfully with existing or new competitors, or that the competition will not have a material adverse effect on the business, operating results or financial condition of the Company (See “RISK FACTORS”).

MANAGEMENT AND EMPLOYEES

As of the date of this Report, we have approximately 30 employees. GRS currently employs approximately 20 laborers including 10 skilled laborers. Training is performed in-house at GRS’ facility by selected management and operational teams. GRS also regularly invites manufacturers to assist and participate in product, process and procedure training.

We believe we enjoy good employee relations. None of our employees are members of any labor union, and we are not a party to any collective bargaining agreement.

PROPERTIES

GRS currently holds a lease, as amended, for an approximate 75,000 square foot factory located at 445 County Road 101, Yaphank, NY 11980, which is set to expire on March 31, 2017. The current base rent is approximately $22,000 per month and escalates to approximately $38,000 in the last year of the lease.

GRS warehouses the products it remanufactures for its clients and has the ability to redistribute these products to domestic and international secondary market accounts. GRS’ warehousing and multichannel fulfillment capabilities are designed for flexibility, reliability and speed to support both retailers and manufacturers distribution and fulfillment needs. GRS’ warehouse and fulfillment services include order management, pick, pack and ship, and integrated transportation management services.

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LIQUIDITY AND CAPITAL RESOURCES

The Company’s only known potential sources of capital are possible proceeds from private placements, issuance of notes payable, loans from its officers, and cash from future revenues after the Company commences sales. The Company may require additional financing to continue operations, and there is no assurance that such additional financing will be available.

POTENTIAL FUTURE PROJECTS AND CONFLICTS OF INTEREST

Members of the Company’s Management may serve in the future as an officer, director or investor in other entities. Neither the Company nor any shareholder would have any interest in these projects. Management believes that they have sufficient resources to fully discharge their responsibilities to all projects they have organized or will organize in the future, if any.

Eugene Fernandez, a principal of GRS, has previously loaned $950,000 to the Offering’s placement agent’s parent company, Canterbury Securities Holdings, Inc., all of which amount remains due and owing.

GOVERNMENT REGULATION

We believe we are in compliance with applicable federal, state and other regulations and that we have compliance programs in place to ensure compliance going forward. There are no regulatory notifications or actions pending.

LEGAL MATTERS

None.

RELATED PARTY TRANSACTIONS

Notes Payable – Related Party

On October 15, 2013, GRS issued a promissory note to a member to memorialize (i) the receipt of the funds in the amount of $150,000 and (ii) the terms of note. Pursuant to the terms and conditions the note accrues simple interest at 5% per annum and is due on demand.

On December 23, 2013, GRS issued a promissory note to a member to memorialize (i) the receipt of the funds in the amount of $75,000 and (ii) the terms of note. Pursuant to the terms and conditions the note accrues simple interest at 5% per annum until the note is fully repaid. The note is due on demand.

As of December 31, 2013, members of GRS have advanced $563,137 to GRS for working capital purposes.

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RISK FACTORS

OUR SECURITIES ARE HIGHLY SPECULATIVE, AND PROSPECTIVE PURCHASERS SHOULD BE AWARE THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. ACCORDINGLY, PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION IN THIS CURRENT REPORT AND RELATED EXHIBITS, INCLUDING OUR FINANCIAL STATEMENTS.

RISK FACTORS ASSOCIATED WITH OUR BUSINESS

We have inadequate capital and need for additional financing to accomplish our business and strategic plans.

We have very limited funds, and such funds are not adequate to develop our current business plan. Our ultimate success may depend on our ability to raise additional capital. In the absence of additional financing or significant revenues and profits, the Company will have to approach its business plan from a much different and much more restricted direction, attempting to secure additional funding sources to fund its growth, borrowing money from lenders or elsewhere or to take other actions to attempt to provide funding. We cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. Our operations are subject to all the risks inherent in the establishment of a new business enterprise. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays that are frequently encountered in a newly-formed company. There can be no assurance that at this time that we will operate profitably or will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

•	competition;
•	ability to anticipate and adapt to a competitive market;
•	ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and
•	dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

We may not be able to continue as a going concern.

We had an accumulated deficit of $2,455,569 at December 31, 2013, a net loss of $1,206,288 and net cash used in operating activities of $239,664 for the year then ended. These factors raise substantial doubt in the minds of GRS’ auditors about GRS’ ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. If the Company cannot continue as a going concern, its stockholders may lose their entire investment.

We continue to rely on two major customers for most of our revenues; the loss of either customer could adversely affect our business.

Approximately 50% of our revenues are derived from two principal relationships. We expect to be dependent on these alliances for the foreseeable future. Our contract with one of these customers expired on December 31, 2013 and there is no guarantee that such customer will renew the contract or otherwise continue to engage in business with us after such date. Termination of either of these strategic alliances could adversely affect our business, operating results and financial condition.

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Recent worldwide and domestic economic trends and financial market conditions could adversely impact our financial performance.

The worldwide and domestic economies have experienced adverse conditions and may be subject to further deterioration for the foreseeable future. We are subject to risks associated with these adverse conditions, including economic slowdown and the disruption, volatility and tightening of credit and capital markets. This global economic situation could adversely impact our major suppliers, distributors and retailers. The inability of suppliers, distributors or retailers to conduct business or to access liquidity could impact our ability to distribute our products.

There can be no assurance that market conditions will improve in the near future. A prolonged downturn, further worsening or broadening of the adverse conditions in the worldwide and domestic economies could affect consumer spending patterns and purchases of our products, and create or exacerbate credit issues, cash flow issues and other financial hardships for us and for our suppliers, distributors, retailers and consumers. Depending upon their severity and duration, these conditions could have a material adverse impact on our business, liquidity, financial condition and results of operations. We are unable to predict the likely duration and severity of the current disruption in the financial markets and the adverse economic conditions in the U.S. and other markets.

We must maintain a relatively large inventory of our products to support customer delivery requirements, and if this inventory is lost due to theft, fire or other damage or becomes obsolete, our results of operations would be negatively impacted.

We must maintain relatively large inventories to meet customer delivery requirements for our products. We are always at risk of loss of that inventory due to theft, fire or other damage, and any such loss, whether insured against or not, could cause us to fail to meet our orders and harm our sales and operating results. Also, our inventory may become obsolete as we introduce new products, cease to produce old products or modify the design of our products’ packaging, which would increase our operating losses and negatively impact our results of operations.

Either our or our strategic partners’ failure to protect our respective trademarks and trade secrets could compromise our competitive position and decrease the value of our brand portfolio.

Our business and prospects depend in part on our, and with respect to our agency or joint venture brands, our strategic partners’ ability to develop favorable consumer recognition of our brands and trademarks. Although both we and our strategic partners actively apply for registration of our brands and trademarks, they could be imitated in ways that we cannot prevent. Also, we rely on trade secrets and proprietary know-how, concepts and formulas. Our methods of protecting this information may not be adequate. Moreover, we may face claims of misappropriation or infringement of third parties’ rights that could interfere with our use of this information. Defending these claims may be costly and, if unsuccessful, may prevent us from continuing to use this proprietary information in the future and result in a judgment or monetary damages being levied against us. We do not maintain non-competition agreements with all of our key personnel or with some of our key suppliers. If competitors independently develop or otherwise obtain access to our or our strategic partners’ trade secrets, proprietary know-how or recipes, the appeal, and thus the value, of our brand portfolio could be reduced, negatively impacting our sales and growth potential.

We may face competition and pricing pressures from larger, well-financed and more recognized companies, including the manufacturers of the returned products, and we may not be able to effectively compete with such companies.

Given the size of the market and the minimal barriers to entry in our business, larger, well-financed and more recognized companies may compete with us. The manufacturers themselves may also compete with us, and could have a material adverse effect on our business, operating results, and financial condition. The manufacturers may have an advantage over the business in their ability to reverse engineer a product, and would likely have internal synergies with respect to labor, parts, and supplies that could render us unable to effectively compete within the marketplace.

We estimate that there are numerous companies engaged in the business of remanufacturing the same types of products as us. Several of these entities have greater financial resources than us and as a result, we may not be able to invest comparable levels of funding into its business. There can be no assurance that we will be successful in establishing the creditability of the products and services and financial position necessary to successfully compete against the large, well-established competitors. A failure to do so could mean that we will perform substantially below its expectations and investors could lose some or all of their investment. Furthermore, existing competitors may grow their business, and new competition may enter the market over time, all of which may increase competition and our success.

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We operate in highly competitive industries, and competitive pressures could have a material adverse effect on our business.

We operate in a highly competitive environment, and its outlook depends on a forecast of our share of sales based on its ability to compete with others in the marketplace. We compete on the basis of price, quality, product performance and customer service. There can be no assurance that our products will be able to compete successfully with other companies’ products. Thus, our share of industry sales could be reduced due to aggressive pricing or product strategies pursued by competitors, unanticipated raw material shortages, refurbishing or remanufacturing difficulties, Our failure to price its products competitively, its failure to produce products at a competitive cost or an unexpected buildup in inventories, leading to severe downward pressure product prices. Changes in market acceptance of prices, changes in market requirements for price discounts or changes in competitors’ behavior could have an adverse impact on our business, results of operations and financial condition. Failure to maintain and enhance the Company’s competitive position could materially and adversely affect the Company’s business and prospects for business.

We may face quality problems from operational failures that could have a material adverse effect on its business, reputation, financial position and results of operations, and we are dependent on market acceptance of new product introductions and product innovations for continued revenue growth.

Our services, refurbishes, reconditions and remanufactures a variety of major appliances, small appliances, floor care products, air-conditioning/filtration products, power tools and outdoor power equipment products for the secondary market. There can be no assurance that our customers will not experience operational process failures that could result in potential product, safety, regulatory or environmental risks. Such operational failures or quality issues could have a material adverse effect on our business, reputation, financial position and results of operations.

Significant raw material shortages, supplier capacity constraints, supplier production disruptions, supplier quality and sourcing issues or price increases could increase our operating costs and adversely impact the competitive positions of our products.

Our reliance on third-party suppliers, manufacturers and service providers to secure raw materials (major appliances, small appliances, floor care products, air-conditioning/filtration products, power tools and outdoor power equipment, etc.), parts, components and sub-systems used in it products exposes us to volatility in the prices and availability of these materials, parts, components, systems and services. A disruption in deliveries from third-party suppliers, manufacturers or service providers, capacity constraints, production disruptions, price increases, or decreased availability of raw materials or commodities, could have an adverse effect on our ability to meet its commitments to customers or could increase its operating costs. Quality and sourcing issues experienced by third-party providers and manufacturers can also adversely affect the quality and effectiveness of our products and services and result in liability and reputational harm.

Our business is subject to the sourcing practices of its secondary market dealers.

We sell finished products through an independent dealer network and directly to end users. Our independent dealer network carries inventories of finished products as part of ongoing operations and adjusts those inventories based on their assessments of future needs. Such adjustments can impact our results either positively or negatively. In particular, some of our secondary market dealers have the capability in the future to refurbish or remanufacture their own products. We cannot assure that these customers will continue to purchase product from us in the future.

Our products are subject to recall for performance or safety-related issues.

Our products may be subject to recall for performance or safety-related issues. Product recalls subject us to harm to its reputation, loss of current and future customers, reduced revenue and product recall costs. Product recall costs are incurred when we decides, either voluntarily or involuntarily, to recall a product through a formal campaign to solicit the return of specific products due to a known or suspected performance issue. Any significant product recalls could have a material adverse effect on our results of operations, financial condition and cash flows.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, it may not be able to grow effectively.

Our performance is largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on its ability to retain and motivate existing employees. Due to our reliance upon its skilled laborers, the failure to attract, integrate, motivate, and retain current and/or additional key employees could have a material adverse effect on our business, operating results and financial condition. We do not maintain key person life insurance for any of its laborers.

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If we fail to manage growth effectively or prepare for product scalability, it could have an adversely effect on our employee efficiency, product quality, working capital levels and results of operations.

Any significant growth in the market for our products or our entry into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. As of March 7, 2014, we had 24 full time employees outside of our management team. During any period of growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the development of new products, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

Our management team may not be able to successfully implement our business strategies.

If our management team is unable to execute on its business strategies, then our development, including the establishment of revenues and our sales and marketing activities would be materially and adversely affected. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any future growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skill and experience.

If we are unable to retain key executives and other key affiliates, our growth could be significantly inhibited and our business harmed with a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and operational and technical expertise of certain key personnel. Eugene Fernandez, our Vice President of Business Development, Michael Cox, our Chief Operating Officer, and Rick Hamilton, our President, perform key functions in the operation of our business. The loss of any of these could have a material adverse effect upon our business, financial condition, and results of operations. We do not maintain key-person insurance for members of our management team because it is cost prohibitive at this point. If we lose the services of any senior management, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new personnel, which could severely disrupt our business and prospects.

Our success in the future may depend on our ability to establish and maintain strategic alliances, and any failure on our part to establish and maintain such relationships would adversely affect our market penetration and revenue growth.

We may be required to establish strategic relationships with third parties. Our ability to establish strategic relationships will depend on a number of factors, many of which are outside our control, such as the competitive position of our product and marketing plan relative to our competitors. We may not be able to establish other strategic relationships in the future. In addition, any strategic alliances that we establish may subject us to a number of risks, including risks associated with sharing proprietary information, loss of control of operations that are material to developed business and profit-sharing arrangements. Moreover, strategic alliances may be expensive to implement and subject us to the risk that the third party will not perform its obligations under the relationship, which may subject us to losses over which we have no control or expensive termination arrangements. As a result, even if our strategic alliances with third parties are successful, our business may be adversely affected by a number of factors that are outside of our control.

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Our financial results may not meet the expectations of investors and may fluctuate because of many factors and, as a result, investors should not rely on our revenue and/or financial projections as indicative of future results.

Fluctuations in operating results or the failure of operating results to meet the expectations investors may negatively impact the value of our securities. Operating results may fluctuate due to a variety of factors that could affect revenues or expenses in any particular quarter. Fluctuations in operating results could cause the value of our securities to decline. Investors should not rely on revenue or financial projections or comparisons of results of operations as an indication of future performance. As a result of the factors listed below, it is possible that in future periods results of operations may be below the expectations of investors. This could cause the market price of our securities to decline. Factors that may affect our quarterly results include:

-	delays in sales resulting from potential customer sales cycles;

-	variations or inconsistencies in return on investment models and results;

-	delays in demonstrating product performance or installations;

changes in competition; and

changes or threats of significant changes in legislation or rules or standards that would change the drivers for product adoption.

Our strategy may include acquiring companies which may result in unsuitable acquisitions or failure to successfully integrate acquired companies, which could lead to reduced profitability.

We may embark on a growth strategy through acquisitions of companies or operations that complement existing product lines, customers or other capabilities. We may be unsuccessful in identifying suitable acquisition candidates, or may be unable to consummate desired acquisitions. To the extent any future acquisitions are completed, we may be unsuccessful in integrating acquired companies or their operations, or if integration is more difficult than anticipated, we may experience disruptions that could have a material adverse impact on future profitability. Some of the risks that may affect our ability to integrate, or realize any anticipated benefits from, acquisitions include:

-	unexpected losses of key employees or customer of the acquired company;

-	difficulties integrating the acquired company’s standards, processes, procedures and controls;

-	difficulties coordinating new product and process development;

-	difficulties hiring additional management and other critical personnel;

-	difficulties increasing the scope, geographic diversity and complexity of our operations;

-	difficulties consolidating facilities, transferring processes and know-how;

-	difficulties reducing costs of the acquired company’s business;

-	diversion of management’s attention from our management; and

-	adverse impacts on retaining existing business relationships with customers.

RISKS RELATED TO THE SECURITIES MARKETS AND INVESTMENTS IN OUR COMMON STOCK

Our Executive Officers and certain stockholders possess the majority of our voting power, and through this ownership, control our Company and our corporate actions.

Our current executive officers and certain large shareholders of the Company, hold approximately 70% of the voting power of the outstanding shares immediately after the Exchange. These officers have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. As such our executive officers have the power to prevent or cause a change in control; therefore, without his consent we could be prevented from entering into transactions that could be beneficial to us.  The interests of our executive officers may give rise to a conflict of interest with the Company and the Company’s shareholders.  For additional details concerning voting power please refer to the section below entitled “Description of Securities.”

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There is a substantial lack of liquidity of our common stock and volatility risks.

Our common stock is quoted on the OTCQB under the symbol “MMTX.”  The liquidity of our common stock may be very limited and affected by our limited trading market. The OTCQB market is an inter-dealer market much less regulated than the major exchanges, and is subject to abuses, volatilities and shorting.  There is currently no broadly followed and established trading market for our common stock.  An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded.

The trading volume of our common stock may be limited and sporadic. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained. As a result of such trading activity, the quoted price for our common stock on the OTCQB may not necessarily be a reliable indicator of our fair market value.  In addition, if our shares of common stock cease to be quoted, holders would find it more difficult to dispose of or to obtain accurate quotation as to the market value of, our common stock and as a result, the market value of our common stock likely would decline.

The market price for our stock may be volatile and subject to fluctuations in response to factors, including the following:

•	The increased concentration of the ownership of our shares by a limited number of affiliated stockholders following the Exchange may limit interest in our securities;
•	variations in quarterly operating results from the expectations of securities analysts or investors;
•	revisions in securities analysts’ estimates or reductions in security analysts’ coverage;
•	announcements of new attractions or services by us or our competitors;
•	reductions in the market share of our services;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	general technological, market or economic trends;
•	investor perception of our industry or prospects;
•	insider selling or buying;
•	investors entering into short sale contracts;
•	regulatory developments affecting our industry; and
•	additions or departures of key personnel.

Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Our common stock may never be listed on a major stock exchange.

We anticipate seeking the listing of our common stock on a national or other securities exchange at some time in the future, assuming that we can satisfy the initial listing standards for such exchange.  We currently do not satisfy the initial listing standards and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid, and our common stock price may be subject to increased volatility.

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A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital.  A decline in the price of our common stock could be especially detrimental to our liquidity and our operations.  Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new services and continue our current operations.  If our common stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations.  If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

Concentrated ownership of our common stock creates a risk of sudden changes in our common stock price.

The sale by any shareholder of a significant portion of their holdings could have a material adverse effect on the market price of our common stock.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A substantial majority of the outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”).  As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws.  Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock.  Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTCQB).  A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

The securities issued in connection with the Exchange are restricted securities and may not be transferred in the absence of registration or the availability of a resale exemption.

The shares of common stock being issued in connection with the Exchange are being issued in reliance on an exemption from the registration requirements under Section 4(2) of the Securities Act and Regulation D promulgated thereunder or Regulation S. Consequently, these securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption. In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements. As a result, a purchaser who receives any such securities issued in connection with the Exchange may be unable to sell such securities at the time or at the price or upon such other terms and conditions as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

If we issue additional shares or derivative securities in the future, it will result in the dilution of our existing stockholders.

Our Articles of Incorporation authorizes the issuance of up to 300,000,000 shares of common stock, $0.001 par value per share. Our board of directors may choose to issue some or all of such shares, or derivative securities to purchase some or all of such shares, to provide additional financing in the future.

We do not plan to declare or pay any dividends to our stockholders in the near future.

We have not declared any dividends in the past, and we do not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

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The requirements of being a public company may strain our resources and distract management.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). These requirements are extensive. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting.

We may incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements.  We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

If we do not file our quarterly or annual reports with the SEC, we may be de-listed from the OTCQB.

OTCQB is the middle tier of the OTC market. OTCQB companies report to the SEC or a U.S. banking regulator, making it easy for investors to identify companies that are current in their reporting obligations. There are no financial or qualitative standards to be in this tier. OTCQB securities may also be quoted on the FINRA BB. The OTCQB allows investors to easily identify reporting companies traded in the OTC market regardless of where they are quoted.

Under OTCQB rules relating to the timely filing of periodic reports with the SEC, any OTCQB issuer who fails to file a periodic report (Forms 10-Q or 10-K) by the due date of such report, period we may be removed from the OTCQB and our common stock may only be able to be traded on the OTC Pink. The OTC Pink is the bottom tier of the OTC market – a speculative trading marketplace that helps broker-dealers get the best prices for investors. Accordingly, our securities may become worthless and we may be forced to curtail or abandon our business plan.

Persons associated with securities offerings, including consultants, may be deemed to be broker dealers.

In the event that any of our securities are offered without engaging a registered broker-dealer, we may face claims for rescission and other remedies.  If any claims or actions were to be brought against us relating to our lack of compliance with the broker-dealer requirements, we could be subject to penalties, required to pay fines, make damages payments or settlement payments, or repurchase such securities. In addition, any claims or actions could force us to expend significant financial resources to defend our company, could divert the attention of our management from our core business and could harm our reputation.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective.  New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future.  Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our common stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

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DESCRIPTION OF SECURITIES

General

The Company’s authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share. After the closing of the Exchange, and giving effect to the Split, the retirement of 9,944,000 shares by our Majority Shareholder, and the completion of the Offering, the Company had 2,791,568 shares of common stock issued and outstanding held by approximately 48 shareholders of record, excluding an unknown amount of shareholders holding their ownership in street name.

Common Stock

Holders of Company’s common stock are entitled to one vote per share on each matter submitted to vote at a meeting of Company’s stockholders. Holders of common stock do not have cumulative voting rights. Stockholders do not have any preemptive rights or other similar rights to acquire additional shares of Company’s common stock or other securities. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share of common stock entitles its holder to participate ratably in all remaining assets of the Company that are available for distribution to stockholders after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

Preferred Stock

The Company's Amended Articles of Incorporation authorizes the issuance of 10,000,000 shares of “Blank Check” Preferred Stock, par value $0.001 per share, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company's board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON STOCK AND RELATED SHAREHOLDER MATTERS

(a)	Market information.

Our common stock first became quoted on the Over-the-Counter Quotation Board, or “OTCQB” under the trading symbol “MMTX” on October 25, 2012. The following table lists the high and low bid information for our common stock as quoted on the OTCQB for the fiscal years ended 2013 and 2012, respectively:

	Price Range
Quarter Ended	High ($)	Low ($)
September 30, 2013	0	0
June 30, 2013	0	0
March 31 ,2013	0	0
December 31, 2012	0	0
September 30, 2012	0	0
June 30, 2012	__	__
March 31, 2012	__	__
December 31,2011	0	0

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The above quotations from the OTCQB reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

(b)	Holders.

The number of record holders of our common stock as of March 7, 2014, was approximately 48 based on information received from our transfer agent. This amount excludes an indeterminate number of shareholders whose shares are held in “street” or “nominee” name with a brokerage firm or other fiduciary.

(c)	Dividends.

We have not paid or declared any cash dividends on our common stock and we do not anticipate paying dividends on our common stock for the foreseeable future.

(d)	Securities authorized for issuance under equity compensation plans.

We have authorized 214,666 pre-split shares of common stock for issuance under the Green Remanufacturing Solutions, Inc. 2014 Equity Incentive Plan as of March 7, 2014.

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INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company’s Articles of Incorporation and By-laws provide, to the fullest extent permitted by Nevada law, that the officers and directors of the Company who was or is a party to or is threatened to be made a party to, any threatened, or pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of fact that he/she is or was acting as the incorporator, officer, director or nominee officer/director or was serving in any capacity at any time. Furthermore, it is the responsibility of the Company to pay for all legal expenses that may occur on behalf of the party who may come under any such type of action.

Nevada Revised Statutes (“N.R.S”) Sections 78.7502 and 78.751 provide the Company with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under N.R.S Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Pursuant to the Company’s Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Nevada Revised Statutes, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder's shares.

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Nevada's control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

Item 2.02	Results of Operations and Financial Condition.

Management's Discussion and Analysis or Plan of Operation

This discussion should be read in conjunction with the other sections of this Current Report, including “Risk Factors,” “Description of the Company” and the Financial Statements attached hereto as Exhibits 99.2 and 99.3 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Current Report. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results may differ materially.

Background

MarketingMobileText, Inc. (the “Company” or “Registrant”)) was incorporated in the State of Nevada on August 31, 2011. The Company is in the initial development stage and was organized to engage in the business of online data storage.

On March 7, 2014, the Registrant entered into and consummated the Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Slimko Holdings LLC, the principal stockholder of the Registrant (the “Majority Shareholder”), Green Remanufacturing Solutions LLC (“GRS”), and the members of GRS (the “Exchange”). Upon consummation of the transactions set forth in the Exchange Agreement (the “Closing”), the Registrant adopted the business plan of GRS.

Pursuant to the Exchange Agreement, the Registrant agreed to acquire all of the outstanding membership interests of GRS in exchange for the issuance of an aggregate 2,300,000 pre-Split shares (the “Exchange Shares”) of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”). Pursuant to the terms of the Exchange Agreement, the Company’s Majority Shareholder agreed to retire 9,944,000 of the 10,000,000 shares of Common Stock of the Company held immediately prior to the Exchange. As a result of the Exchange, GRS became a wholly-owned subsidiary of the Registrant. Following the issuance of the Exchange Shares and the retirement of 9,944,000 shares of the Registrant’s Common Stock by the Company’s Majority Shareholder, the former stockholders of GRS and/or their designees now beneficially own approximately Eighty-Two Percent (82%)of the total outstanding shares of Common Stock, and after giving effect to the completion of the Offering. The parties have taken the actions necessary to provide that the Exchange is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended. The Exchange Agreement contains customary representations, warranties and covenants of the Registrant and GRS for like transactions. The foregoing descriptions of the above referenced agreements do not purport to be complete. For an understanding of their terms and provisions, reference should be made to the Agreement attached as Exhibits 10.1 to this Current Report on Form 8-K.

Simultaneously upon the Closing, the Registrant accepted subscriptions in a private placement offering (the “Offering”) of its Common Stock at a post-Split purchase price of $0.75 per share, offered pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The Company sold an aggregate of 352,568 shares of Common Stock for the aggregate offering price of $2,644,750.

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 Additionally on March 7, 2014, holders of a majority of the Company’s outstanding Common Stock voted to amend the Company’s Articles of Incorporation (the “Amendment”) to: (i) change its name to “Green Remanufacturing Solutions, Inc.”, (ii) increase the number of its authorized shares of capital stock from 300,000,000 shares to 310,000,000 consisting of (a) 300,000,000 shares designated as Common Stock (b) 10,000,000 shares were designated as blank check preferred stock and (iii) effect a forward split such that 10 shares of Common Stock were issued for every 1 share of Common Stock issued and outstanding immediately prior to the Amendment.

GOING CONCERN

We have incurred losses since inception have net cash used from our operations through the year ended December 31, 2013. Further, the Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain stockholders.

These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management is planning to raise necessary additional funds through loans and additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital or in further developing its operations

Liquidity and Capital Resources

We will require substantial additional financing in order to execute our business expansion and development plans and we may require additional financing in order to sustain substantial future business operations for an extended period of time. We currently do not have any firm arrangements for financing and we may not be able to obtain financing when required, in the amounts necessary to execute on our plans in full, or on terms which are economically feasible. If we are unable to obtain the necessary capital to pursue our strategic plan, we may have to reduce the planned future growth of our operations.

Off Balance Sheet Arrangements

As of March 7, 2014, there were no off balance sheet arrangements.

Basis of Presentation

The financial statements of the Company are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

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Critical Accounting Policies

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)       Allowance for doubtful accounts: Management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts; and general economic conditions that may affect a client’s ability to pay. The Company evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the financial statements taken as a whole.

(ii)     Inventory Obsolescence and Markdowns: The Company’s estimate of potentially excess and slow-moving inventories is based on evaluation of inventory levels and aging, review of inventory turns and historical sales experiences. The Company’s estimate of reserve for inventory shrinkage is based on the historical results of physical inventory cycle counts.

(iii)    Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from sales contracts with customers with revenues being generated upon the shipment of merchandise. Persuasive evidence of an arrangement is demonstrated via sales invoice or contract; product delivery is evidenced by warehouse shipping log as well as a signed bill of lading from the transport company and title transfers upon shipment; the sales price to the customer is fixed upon acceptance of the signed purchase order or contract and there is no separate sales rebate, discount, or volume incentive. When the Company recognizes revenue, no provisions are made for returns because, historically, there have been very few sales returns and adjustments that have impacted the ultimate collection of revenues.

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Net sales of products represent the invoiced value of goods, net of sales taxes. The Company is not subject to charge sales tax as the Company sells to wholesale distributors and is thereby exempt from charging sales tax. Sales or Output sales tax is borne by customers in addition to the invoiced value of sales and Purchase or Input sales tax is borne by the Company in addition to the invoiced value of purchases to the extent not exempt due to the purpose of the acquisition. As the Company is a remanufacturer of consumer returns and a seller to wholesalers, all goods purchased for the use in the remanufacturing process are exempt of input sales tax.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2013, cash and cash equivalents include cash on hand and cash in the bank.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property, plant and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Leasehold improvement (*)	6

Property and equipment	7-15

Software	3

(*) Amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.

Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include property, and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. When long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; and (v) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

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The key assumptions used in management’s estimates of projected cash flow deal largely with forecasts of sales levels, gross margins, and operating costs. These forecasts are typically based on historical trends and take into account recent developments as well as management’s plans and intentions. Any difficulty in sourcing raw materials on a cost effective basis would significantly impact the projected future cash flows of the Company’s manufacturing facilities and potentially lead to an impairment charge for long-lived assets. Other factors, such as increased competition or a decrease in the desirability of the Company’s products, could lead to lower projected sales levels, which would adversely impact cash flows. A significant change in cash flows in the future could result in an impairment of long lived assets.

The impairment charges, if any, is included in operating expenses in the accompanying statements of income and comprehensive income (loss).

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, advances on purchases, prepayments and other current assets, accounts payable and accrued expenses approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

As disclosed in Item 2.01, in connection with the Exchange, the Company issued an aggregate of 2,300,000 pre-Split shares of its common stock to members of GRS.

On March 7, 2014, the Company accepted subscriptions in the amount of Two Million Six Hundred Forty-Four Thousand Two Hundred Fifty Dollars ($2,644,250) for 352,568 pre-Split shares of Common Stock, offered pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, based on its belief that the issuance of such securities did not involve a public offering, as there were fewer than 35 "non-accredited" investors, all of whom, either alone or through a purchaser representative, had such knowledge and experience in financial and business matters so that each was capable of evaluating the risks of the investment.

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ITEM 5.01.	CHANGES IN CONTROL OF REGISTRANT.

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.01.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) The audited financial statements as of December 31, 2013 and 2012, of GRS and the unaudited pro-forma financial statements as of December 31, 2013 and 2012, are attached hereto as Exhibit 99.2 and Exhibit 99.3, respectively, pursuant to Item 2.01 of Form 8-K.

(b) As a result of its acquisition of GRS described in Item 2.01, the Company is filing the pro forma financial information required by Item 9.01 herewith as Exhibit 99.3.

(c) Exhibits

Number	Description
2.1	Agreement and Plan of Share Exchange by and among MarketingMobileText, Inc. (the “Company”), Green Remanufacturing Solutions LLC (“GRS”), Slimko Holdings LLC, the principal stockholder of the Company, and the members of GRS, dated March 7, 2014
3.1	Amended and Restated Articles of Incorporation of MarketingMobileText, Inc.
4.1	Form of Subscription Agreement
10.1	Green Remanufacturing Solutions, Inc. 2014 Employee Incentive Stock Option Plan
99.1	Audited financial statements as of December 31, 2013 and 2012 of Green Remanufacturing Solutions LLC
99.2	Unaudited condensed combined pro forma financial statements as of December 31, 2013 and 2012

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2014	MARKETINGMOBILETEXT, INC.

	By:	/s/ Rick Hamilton
Name: Rick Hamilton
Title: President

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Exhibit Index

Number	Description
2.1	Agreement and Plan of Share Exchange by and among MarketingMobileText, Inc. (the “Company”), Green Remanufacturing Solutions LLC (“GRS”), Slimko Holdings LLC, the principal stockholder of the Company, and the members of GRS, dated March 7, 2014
3.1	Amended and Restated Articles of Incorporation of MarketingMobileText, Inc.
4.1	Form of Subscription Agreement
10.1	Green Remanufacturing Solutions, Inc. 2014 Employee Incentive Stock Option Plan
99.1	Audited financial statements as of December 31, 2013 and 2012 of Green Remanufacturing Solutions LLC
99.2	Unaudited condensed combined pro forma financial statements as of December 31, 2013 and 2012

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